 Exhibit 23

Consent of RubinBrown LLP

Consent Of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-221457) of FutureFuel Corp. of our reports dated March 15, 2019, relating to the consolidated financial statements of FutureFuel Corp. and subsidiaries and the effectiveness of internal control over financial reporting of FutureFuel Corp. and subsidiaries, which appear in this Form 10-K for the year ended December 31, 2018.

Denver, Colorado

March 15, 2019